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                  [SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]




                                                 October 8, 2002


VIA ELECTRONIC FILING

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  CWMBS, Inc.
              Registration Statement on Form S-3

Ladies and Gentlemen:

        On behalf of CWMBS, Inc., I am transmitting for filing under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 relating to mortgage pass-through certificates.

        Pursuant to Rule 429 this Registration Statement also relates (and is substantially similar) to Registration Statement No. 333-92152, which was declared effective by the Commission on August 16, 2002.

        The appropriate Registration Fee of $736,000 was wired today to the SEC's account at Mellon Bank.

        Please address any inquiries or comments to the undersigned at (212) 839-5842.



                                       Very truly yours,

                                       /s/ Jane S. Chwe
                                       -----------------------------------------
                                       Jane S. Chwe

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